       AS FILED WITH THE SECURITIES & EXCHANGE COMMISSION ON MAY 20, 1998
                                                       REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             NABISCO HOLDINGS CORP.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                    7 CAMPUS DRIVE                                   13-3077142
 (State or other jurisdiction                      PARSIPPANY, NEW JERSEY                            (I.R.S. Employer
              of                                           07054                                   Identification No.)
incorporation or organization)                (Address, including zip code, of
                                          registrant's principal executive office)

                            ------------------------

              NABISCO HOLDINGS CORP. 1994 LONG TERM INCENTIVE PLAN
                            (Full title of the plan)

                         ------------------------------

                           JAMES A. KIRKMAN III, ESQ.
                             NABISCO HOLDINGS CORP.
                                 7 CAMPUS DRIVE
                          PARSIPPANY, NEW JERSEY 07054
                                 (973) 682-5000
(Name, address and telephone number, including area code, of agent for service)

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED              PROPOSED
                                                                         MAXIMUM               MAXIMUM
                                                  AMOUNT TO           OFFERING PRICE          AGGREGATE             AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED         BE REGISTERED          PER SHARE(1)       OFFERING PRICE(1)    REGISTRATION FEE(1)

Class A Common Stock, par value $.01 per
  share....................................       12,000,000              $45.50             $546,000,000            $161,070

(1) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee relating to the Class A Common Stock being registered have been based on the average of the high and low prices of the Class A Common Stock reported on the New York Stock Exchange-Composite Tape on May 18, 1998.

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
                                  INTRODUCTION

    Nabisco Holdings Corp. (the "Company") filed a registration statement on Form S-8 with the Securities and Exchange Commission on January 20, 1995 (file no. 33-88646). The contents of that registration statement are incorporated by reference pursuant to General Instruction E for registration statements on Form S-8.

                                NEW INFORMATION

                                    PART II

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

    James A. Kirkman III, Executive Vice President, General Counsel and Secretary of the Company, is providing an opinion concerning the Class A Common Stock being registered pursuant to this registration statement. Mr. Kirkman owns Class A Common Stock and options to purchase Class A Common Stock accounting for less than 0.1% of the outstanding shares of all classes of Common Stock issued by the Company.

ITEM 8. EXHIBITS

        5  Opinion of James A. Kirkman III, Esq.

     23.1  Consent of Deloitte & Touche LLP

     23.2  Consent of James A. Kirkman III, Esq. (included in Exhibit 5)

       24  Power of Attorney

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany, State of New Jersey, on May 20, 1998.

                                NABISCO HOLDINGS CORP.

                                By:           /s/ JAMES A. KIRKMAN III
                                     ------------------------------------------
                                             James A. Kirkman III, Esq.
                                     EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
                                                    & SECRETARY

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 1998.

                      SIGNATURE                                                   TITLE
------------------------------------------------------  ---------------------------------------------------------

                          *
     -------------------------------------------        Chairman
                 Steven F. Goldstone

                          *
     -------------------------------------------        Director, President and Chief Executive Officer
                    James M. Kilts

                          *
     -------------------------------------------        Executive Vice President and Chief Financial Officer
                   James E. Healey

                          *
     -------------------------------------------        Executive Vice President and Controller
               Robert A. Schiffner, Jr.

                          *
     -------------------------------------------        Director
                     Herman Cain

                          *
     -------------------------------------------        Director
                  John T. Chain, Jr.

                          *
     -------------------------------------------        Director
                   David B. Jenkins

                          *
     -------------------------------------------        Director
                    Kay Koplovitz

                  /s/ JAMES A. KIRKMAN III
           --------------------------------------
                 James A. Kirkman III, Esq.
*By:                  ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

                                                                                                          SEQUENTIALLY
EXHIBIT NUMBER                                  DESCRIPTION OF EXHIBIT                                    NUMBERED PAGE
-----------------  ---------------------------------------------------------------------------------  ---------------------

            5      -Opinion of James A. Kirkman III, Esq. regarding the legality of the securities being registered................................................................

         23.1      -Consent of Deloitte & Touche LLP................................................

         23.2      -Consent of James A. Kirkman III, Esq. (included in Exhibit 5)...................

           24      -Power of Attorney...............................................................